                                                               EXHIBIT 3.05(a)




                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                      RESORTS INTERNATIONAL HOTEL, INC.



To:      The Secretary of State
         State of New Jersey

                 Pursuant to Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

                 1. The name of the corporation is Resorts International Hotel, Inc.

                 2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly approved by the sole shareholder of the corporation on the 28th day of April, 1994.

                 Resolved, that Article Fourth is hereby deleted and that the new Article Fourth is inserted into the Certificate of Incorporation as follows:

                 "FOURTH: The aggregated number of shares which the corporation is authorized to issue is five million (5,000,000) shares of common stock, par value one dollar ($1.00) per share."

                 3. The number of shares outstanding at the time of the adoption of the amendment was 100. The total number of shares entitled to vote thereon was 100.

                 4. The number of shares voting for and against such amendment was as follows:

NUMBER OF SHARES VOTING                    NUMBER OF SHARES VOTING
    FOR AMENDMENT                             AGAINST AMENDMENT
       100                                           0
- ------------------------                  --------------------------

                 5. The effective date of this Amendment to the Certificate of Incorporation shall be April 28, 1994.

                 Dated this ----- day of -------------, 1994



ATTEST:                                  RESORTS INTERNATIONAL HOTEL, INC


- ----------------------------            By:
William C. Murtha                          -------------------------
Secretary                                  Christopher D. Whitney
                                           Executive Vice President

STATE OF NEW YORK, COUNTY OF --------------        SS:

                 I CERTIFY that on April 28, 1994, William C. Murtha personally came before me and this person acknowledged under oath, to my satisfaction, that:

                 (a) this person is the assistant secretary of Resorts International Hotel, Inc., the corporation named in this document;

                 (b) this person is the attesting witness to the signing of this document by the proper corporate officer who is Christopher D. Whitney, the Executive Vice President of the corporation;

                 (c) this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

                 (d) this person knows the proper seal of the corporation which was affixed to this document; and

                 (e) this person signed this proof to attest to the truth of these facts.


Signed and sworn to before
me on April 28, 1994


- -----------------------------              ------------------------
                                           William C. Murtha